                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Checkthe appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, for Use of
[X]  Definitive Proxy Statement                  the Commission Only (as
[_]  Definitive Additional Materials             permitted by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule  14a-11(c) or Rule 14a-12



                              OPENWAVE SYSTEMS INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)       Title of each class of securities to which transaction applies:

              ------------------------------------------------------------------


     2)       Aggregate number of securities to which transaction applies:

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     3)       Per unit price or other underlying value of transaction
              computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)       Proposed maximum aggregate value of transaction:

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     5)       Total fee paid:

              ------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)       Amount Previously Paid:

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     2)       Form, Schedule or Registration Statement No.:

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     4)       Date Filed:

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

[LOGO] OPENWAVE LOGO
                            1400 SEAPORT BOULEVARD
                        REDWOOD CITY, CALIFORNIA 94063

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON NOVEMBER 30, 2001

                               -----------------

To the stockholders of Openwave Systems Inc.:

   Notice Is Hereby Given that the Annual Meeting of Stockholders of Openwave Systems Inc., a Delaware corporation (the "Company"), will be held on Friday, November 30, 2001, at 8:30 a.m. PST at the Company's offices located at 1400 Seaport Boulevard, Redwood City, California 94063 for the following purposes:

   (1) To elect two members of the Board of Directors, each to serve a three-year term or until his successor has been elected and qualified.

   (2) To ratify the selection of KPMG LLP as independent auditors of the Company for its fiscal year ending June 30, 2002.

   (3) To approve an amendment to the 1999 Openwave Systems Inc. Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 2 million shares.

   (4) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on October 1, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors

                                          /s/ Steve Peters

                                          Steve Peters
                                          Secretary

Redwood City, California
November 1, 2001

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. You may also choose to vote by the Internet or by telephone. Please refer to the enclosed proxy card for instructions. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

                             OPENWAVE SYSTEMS INC.
                            1400 SEAPORT BOULEVARD
                        REDWOOD CITY, CALIFORNIA 94063

                               -----------------

                                PROXY STATEMENT
                      FOR ANNUAL MEETING OF STOCKHOLDERS

                               November 30, 2001

                               -----------------

                INFORMATION CONCERNING SOLICITATION AND VOTING

General

   The enclosed proxy is solicited on behalf of the Board of Directors of Openwave Systems Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on Friday, November 30, 2001 at 8:30 a.m. PST (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices located at 1400 Seaport Boulevard, Redwood City, California 94063. The Company intends to mail this proxy statement and accompanying proxy card on or about November 1, 2001, to all stockholders entitled to vote at the Annual Meeting.

Solicitation

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, Internet or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

Voting Rights and Outstanding Shares

   Only holders of record of common stock at the close of business on October 1, 2001, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 1, 2001, the Company had outstanding and entitled to vote 173,603,977 shares of common stock.

   Each holder of record of common stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

   All votes will be tabulated by the Inspector of Elections (the "Inspector") appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. The Inspector will also determine whether or not a quorum is present. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

   Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, FOR approval of the amendment to the 1999 Openwave Systems Inc. Employee Stock

Purchase Plan, formerly named the Phone.com 1999 Employee Stock Purchase Plan (the "Openwave Purchase Plan") and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will not be considered as present with respect to that matter.

Voting Electronically via the Internet or by Telephone

   Stockholders whose shares are registered in their own names may vote either via the Internet or by telephone. Specific instructions to be followed by any registered stockholder interested in voting via Internet or by telephone are set forth on the enclosed proxy card.

   If your shares are registered in the name of a bank or brokerage firm, you have the option to vote your shares electronically over the Internet or by telephone. Please refer to your proxy card for instructions. If your proxy card does not reference Internet or telephone information, please complete and return the proxy card in the self-addressed, postage paid envelope provided. Stockholders who elected to receive the 2001 Proxy Statement and Annual Report over the Internet will be receiving an e-mail on or about November 1, 2001 with information on how to access stockholder information and instructions for voting.

Revocability of Proxies

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 1400 Seaport Boulevard, Redwood City, California 94063, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

Stockholder Proposals

   For a stockholder's proposal to be included in the Company's Proxy Statement for the 2002 Annual Meeting of Stockholders, the stockholder must follow the procedures of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the proposal must be received by the Company not later than August 2, 2002. To be timely, stockholder proposals submitted outside the processes of Rule 14a-8 must be received by the Company after September 1, 2002 and before November 10, 2002 unless the Annual Meeting is called for a date earlier than September 30, 2002 or later than January 29, 2003, in which case such proposal must be received not later than the close of business on the 10th day following the day on which notice of the date of the meeting is mailed or public disclosure of the date of the meeting is made, whichever occurs first.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Company's Board of Directors is currently comprised of five directors. The Amended and Restated Certificate of Incorporation divides the Board into three classes; Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified. The Class II directors, Roger Evans and Bernard Puckett, will stand for reelection at the Annual Meeting. The Class I director, Donald Listwin, will stand for reelection at the 2002 annual meeting and the Class III directors, John MacFarlane and Andrew Verhalen, will stand for reelection at the 2003 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director.

   Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote.

Nominees

   The names of the nominees for election as Class II directors at the Annual Meeting and of the incumbent Class I and Class III directors, and certain information about them as of June 30, 2001, are set forth below:

                   Name                     Age    Positions and Offices Held With the Company
                   ----                     ---    -------------------------------------------
Nominees for election as Class II directors
  for a term expiring in 2004:

Roger Evans/ (1) (2)/...................... 56  Director
Bernard Puckett/(2)/....................... 56  Director

Incumbent Class I director for a term
  expiring in 2002:

Donald Listwin/(3)/........................ 42  Chairman of the Board, Chief Executive Officer and
                                                  President

Incumbent Class III director for a term
  expiring in 2002:

John MacFarlane............................ 35  Chief Technology Officer and Director
Andrew Verhalen/(1) (2)/................... 45  Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee
(3) Member of the Stock Option Committee

Business Experience of Directors

   Roger Evans has served as a Director (serving as director of Phone.com prior to the merger of Phone.com and Software.com) since 1995. Mr. Evans has been associated with Greylock Partners venture capital firm since 1989, and has served as a general partner since January 1991. At Greylock Partners, Mr. Evans focuses on the data communication industry. He also serves as a director of Copper Mountain Networks and several other privately-held companies. Mr. Evans is a graduate of Cambridge University.

   Donald Listwin has served as our Chairman of the Board since 2001. Mr. Listwin has over 20 years of experience in the networking industry, including 10 years at Cisco Systems. While at Cisco, he led many growth strategies, such as entry into IBM Internetworking, the access market, and the service provider market. He also spearheaded Cisco's strategy to build the company's "New World" communications network created to support the service provider market. Mr. Listwin serves on the Board of Directors of JDS Uniphase, TIBCO and MarketItRight.com. He also is Chairman of the Board of Directors for NetAid, a worldwide Internet-based program designed to empower individuals toward the goal of eradicating poverty in developing nations. Mr. Listwin holds a B.S. in Electrical Engineering from the University of Saskatchewan, Canada.

   John MacFarlane has served as a Director since 2000. Prior to the merger of Phone.com and Software.com, Mr. MacFarlane was the founder, CEO and Director of Software.com. Before forming Software.com, he was with Harris Corporation, working in the Defense Communications division on military communications systems. Mr. MacFarlane has also worked for the U.S. Navy on optical signal processing. Mr. MacFarlane received his B.S. in Electrical Engineering from Rensselaer Polytechnic Institute and his M.S. in Electrical Engineering from the University of California at Santa Barbara.

   Bernard Puckett has served as a Director of the Company since 2000. Prior to the merger of Phone.com and Software.com, Mr. Puckett was a director of Software.com from July 1997 to 2000. From January 1994 to January 1996, Mr. Puckett was President and CEO of Mobile Telecommunications Technologies. From 1967 to 1994, Mr. Puckett was at IBM Corp., where he held a variety of positions including, Senior Vice President, Corporate Strategy and Development and Vice President and General Manager, Applications Software. Mr. Puckett serves on the boards of directors of P-COM, R.R. Donnelley & Sons Company, Iomega Corporation and IMS Health. Mr. Puckett received his B.S. in mathematics from the University of Mississippi.

   Andrew Verhalen has served as a Director of the Company (serving as director of Phone.com prior to the merger of Phone.com and Software.com) since 1995. Mr. Verhalen is a general partner of Matrix Partners, a venture capital firm, which he joined in 1992. From 1986 to 1991, Mr. Verhalen worked at 3Com Corporation, a network equipment manufacturer, initially as a Vice President of Marketing, then as Vice President and General Manager of the Network Adapter Division. Prior to joining 3Com, he worked for five years in the Microprocessor Group at Intel Corporation, in various marketing, management and strategic planning roles. He currently is a director of Copper Mountain Networks, WatchGuard Technologies, Blue Martini Software, Inc., Turnstone Systems, Inc. and several private technology companies. Mr. Verhalen holds a B.S. degree in Electrical Engineering, an M. Eng. degree in Electrical Engineering and an M.B.A. degree from Cornell University.

Board Committees and Meetings

   During the fiscal year ended June 30, 2001 the Board of Directors held eleven meetings. During this period, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served that were held during the period for which he was a director or committee member, respectively.

   The Board has three committees: an Audit Committee, a Compensation Committee and a Stock Option Committee.

   The Audit Committee reviews our internal accounting procedures and considers and reports to the Board of Directors with respect to other auditing and accounting matters, including the selection of our independent auditors, the scope of annual audits, fees to be paid to our independent auditors and the performance of our independent auditors. The Audit Committee consists of three non-employee directors: Roger Evans, Bernard Puckett and Andrew Verhalen. The Audit Committee met six times during the fiscal year ended June 30, 2001.

   The Compensation Committee reviews certain salaries, benefits and stock option grants for the Company's executive officers, directors and certain employees and consultants. The Compensation Committee also administers our stock option and other employee benefit plans. The Compensation Committee consists of two non-employee directors: Roger Evans and Andrew Verhalen. The Compensation Committee acted by unanimous written consent on twenty-two separate occasions and met once during the fiscal year ended June 30, 2001.

   The Stock Option Committee has concurrent authorization with the Compensation Committee to make option grants under the Company's stock option plans to eligible individuals other than executive officers of the Company and within certain limitations prescribed by the Board of Directors. This committee consists of Mr. Listwin. The Stock Option Committee acted by written consent on thirty-eight separate occasions.

Director Compensation

   We reimburse our non-employee directors for all out-of-pocket expenses incurred in the performance of their duties as directors of the Company. We currently do not pay fees to our directors for attendance at meetings or for their services as members of the board of directors.

   In the fiscal year ended 2001, non-employee directors were eligible to participate in the Openwave Systems Inc. 1999 Directors' Stock Option Plan (the "Directors' Stock Plan"), and each to receive an automatic grant of an option to purchase 5,000 shares at the first board meeting of each calendar quarter. These options were granted at an exercise price equal to the fair market value on the date of grant and were 100% vested at the time of the grant.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the election of each of the named nominees.

                                  PROPOSAL 2

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors has selected KPMG LLP as the Company's independent auditors for the fiscal year ending June 30, 2002 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company's financial statements since December 1994. Representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of KPMG LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Audit Fees

   Aggregate fees billed by KPMG LLP for the audit of the Company's financial statements for the fiscal year ended June 30, 2001 and for reviews of the Company's interim financial statements during such period were approximately $400,000.

Financial Information Systems And Implementation Fees

   There were no fees billed by KPMG LLP for financial information systems and implementation for the fiscal year ended June 30, 2001.

All Other Fees

   The aggregate fees billed by KPMG LLP for all other professional fees for the fiscal year ended June 30, 2001 were approximately $2,632,000. Other professional services included services rendered in connection with registration statements related to merger and acquisition transactions, comfort letters and consents and consultation on accounting standards or transactions. These services did not include information technology consulting fees.

   The Audit Committee has determined the rendering of non-audit services by KPMG LLP is compatible with maintaining the auditor's independence.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the ratification of the appointment of KPMG LLP as the independent auditors of the Company for its fiscal year ending June 30, 2002.

                                  PROPOSAL 3

   INCREASE IN NUMBER OF SHARES AVAILABLE UNDER EMPLOYEE STOCK PURCHASE PLAN

   In March 1999, the Company adopted the Openwave Purchase Plan. A total of 1,200,000 shares of common stock were initially reserved for issuance under the Openwave Purchase Plan. The Openwave Purchase Plan provides for an automatic annual increase on the first day of the Company fiscal years beginning in 2000 through 2004 equal to the lesser of 1,000,000 shares or 1% of the Company's outstanding common stock on the last day of the immediately preceding fiscal year. For the fiscal year commencing on July 1, 2001, the number of shares issuable under the Openwave Purchase Plan automatically increased by 1,000,000 shares of common stock. In addition to the automatic increase described in the previous sentence, this proposal requests that stockholders increase the number of shares reserved for issuance under the Openwave Purchase Plan by an additional 2 million shares of common stock.

   Pursuant to the terms of the merger agreement with Software.com, Inc., the 1999 Software.com, Inc. Employee Stock Purchase Plan was suspended after April 30, 2001. As a result, there is a need to increase the number of shares reserved for issuance under the Openwave Purchase Plan to cover all eligible employees of the Company now covered under the Openwave Purchase Plan.

   The Openwave Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code and contains four six-month purchase periods within twenty-four month offering periods. Eligible employees may purchase common stock through payroll deductions of up to 20% of compensation. The price of common stock purchased under the Openwave Purchase Plan is the lower of 85% of the fair market value of the Company's common stock on the first business day of each offering period and the last day of each purchase period.

   For the fiscal year ended June 30, 2001, employees purchased 779,425 shares of common stock at an average price of $13.72 per share under the Openwave Purchase Plan. As of June 30, 2001, 1,778,963 shares remained available for future issuance under the Openwave Purchase Plan.

   Distribution of the additional 2 million shares are not yet determinable, as distribution depends on the level of participation. Therefore, no new plan benefits table has been provided.

Vote Required

   The affirmative vote of a majority of all of the votes cast at the Annual Meeting is required to approve the proposed amendment to the Plan for purposes of Section 423 of the Internal Revenue Code of 1986, as amended. Abstentions and broker non-votes as to this proposal will have no effect on the outcome of the vote.

Recommendation of the Board of Directors

   The Board of Directors recommends that the stockholders vote FOR the amendment to the Employee Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2 million shares.

      COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's common stock as of September 30, 2001 by: (a) each nominee for director; (b) each of the executive officers and individuals named in the Summary Compensation Table; (c) all executive officers and directors of the Company as a group; and (d) all those known by the Company to be beneficial owners of more than five percent of its common stock.

   Except as indicated in the footnotes to this table and under applicable community property laws, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock. For the purposes of calculating percent ownership, as of September 30, 2001, 173,599,935 shares were issued and outstanding, and, for any individual who beneficially owns shares represented by options exercisable on or before November 30, 2001, these shares are treated as if outstanding for that person, but not for any other person. Unless otherwise indicated, the address of each of the individuals named below is: c/o Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, California 94063.

   The following table indicates those owners and their total number of beneficially-owned shares, including shares subject to options exercisable within 60 days of September 30, 2001:

                                                                         Beneficial Ownership/(1)/
                                                                         -----------------------
                                                                                           Percent
                                                                           Number of         of
             Beneficial Owner                                               Shares          Total
             ----------------                                             ----------       -------
Alan Black/(2)/.........................................................    471,221            *
Roger Evans/(3)/........................................................    287,511            *
Donald Listwin/(4)/.....................................................    450,544            *
John MacFarlane/(5)/....................................................  7,893,503         4.55%
Michael Mulica..........................................................     30,576            *
Bernard Puckett/(6)/....................................................    164,293            *
Allen Snyder/(7)/.......................................................     51,006            *
Andrew Verhalen/(8)/....................................................    250,152            *
All directors and executive officers as a group (8 persons).............  9,598,806         5.53%
FMR Corp./(9)/.......................................................... 11,261,608         6.49%
Alain Rossmann/(10) (11)/...............................................  5,737,782         3.31%

--------
  *  Less than 1% of the outstanding shares of common stock.
 (1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 173,599,935 outstanding shares on September 30, 2001 adjusted as required by rules promulgated by the SEC.
 (2) Includes 230,003 shares held by The Alan J. Black Community Trust dated June 1994. Also includes 211,218 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.
 (3) Includes 5,132 shares held by Evans Children's Trust u/a/d 12/20/93. Also includes 20,000 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.
 (4) Includes 11,500 shares held by Baleri Fund, LLC, a limited liability company of which Mr. Listwin and his wife are the sole members.
 (5) Includes 540,005 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.
 (6) Includes 140,136 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.

 (7) Includes 50,000 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.
 (8) Includes 103 shares held by Matrix IV Entrepreneurs Fund L.P. and 1,892 shares held by Matrix Partners IV, L.P. (collectively, the "Matrix Entities"). Mr. Verhalen disclaims beneficial ownership of shares held by the Matrix Entities, except to the extent of his pecuniary interest therein. Also, includes 86,666 shares issuable upon exercise of outstanding options exercisable on or before November 30, 2001.
 (9) The business address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109. As reported in Schedule 13G, dated September 10, 2001, FMR Corp., a parent company, has sole power to vote of 339,970 shares and sole power to dispose of or to direct the disposition with respect to 11,261,608 shares. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of the Company. No one person's interest in the common stock of the Company is more than five percent of the total outstanding common stock.
(10) Includes 300,000 shares held by a grantor retained annuity trust, and 149,664 shares held by Platane Investments Limited. Mr. Rossmann is the manager of Platane Investments Limited, and disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.
(11) According to information contained in a Form 4 filed with the SEC on May 31, 2001 and Form 144 filings as of September 30, 2001.

Section 16 Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year ended June 30, 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except as set forth below. Mr. Verhalen did not file timely reports in connection with certain acquisitions with the liquidation of assets of NetCentric Corporation in which the Matrix Entities received shares, and as a result of stock distributions made by the Matrix Entities. Mr. Verhalen disclaims beneficial ownership of shares held by the Matrix Entities, except to the extent of his pecuniary interest therein. Mr. Mulica filed a late Form 4 in May 2001 in which he reported: (a) he was granted an option to purchase 20,000 shares of common stock on July 19, 2000 under the Company's 1996 Stock Option Plan; (b) exercised the option on August 7, 2000; and (c) sold the 20,000 shares of common stock on May 31, 2001.

                                  MANAGEMENT

Executive Officers

   Our executive officers and their ages as of June 30, 2001 are as follows:

     Name            Age                       Position
     ----            ---                       --------
 Donald Listwin..... 42  Chairman of the Board, Chief Executive Officer and
                           President

 John MacFarlane.... 35  Chief Technology Officer and Director

 Alan Black......... 41  Senior Vice President, Corporate Affairs and Chief
                           Financial Officer

 Michael Mulica..... 38  Senior Vice President, Office of Customer Operations,
                           Sales

 Allen Snyder....... 47  Senior Vice President, Office of Customer Operations,
                           Customer Advocacy

 Kevin Kennedy*..... 45  Chief Operating Officer
--------
* Kevin Kennedy became an executive officer as of August 23, 2001.

   For biographical summaries of Donald Listwin and John MacFarlane, see "Election of Directors." The address of each executive officer is: c/o Openwave Systems Inc., 1400 Seaport Boulevard, Redwood City, CA 94063.

   Alan Black has served as Senior Vice President, Corporate Affairs and Chief Financial Officer since November 2000. Prior to the merger of Phone.com and Software.com, he was the Vice President of Finance and Administration, Chief Financial Officer, and Treasurer of Phone.com. Prior to joining Phone.com, Mr. Black served as Chief Financial Officer at Vicor, Inc., a provider of Internet information capture and delivery systems for financial services firms. He also spent time at KPMG LLP. Mr. Black holds a Bachelor's of Commerce and a graduate diploma in Public Accountancy from McGill University. He is a member of the California Society of Certified Public Accountants and the Canadian Institute of Chartered Accountants.

   Michael Mulica has served as Senior Vice President, Office of Customer Operations, Sales since November 2000. Prior to the merger of Phone.com and Software.com, Mr. Mulica was the Senior Vice President of Worldwide Sales, Consulting and Support for Phone.com. Before joining the Company, he served as President of Global Sales and Marketing for Adaptive Broadband, Inc. and Vice President of Worldwide Sales for Motorola's Wireless Alliance Group. Prior to Motorola, Mr. Mulica spent six years at Tandem Computer. Mr. Mulica holds an M.B.A. from the J.L. Kellogg Graduate School of Management at Northwestern University and a B.S. degree in Business from Marquette University.

   Allen Snyder has served as Senior Vice President, Office of Customer Operations, Customer Advocacy since December 2000. Mr. Snyder has over 25 years of experience in the high-tech industry, including 19 years of management leadership in customer service, software support, and professional services. Before joining the Company, he served as Senior Vice President, Oracle Support Services, Americas and was Vice President of Operations, Worldwide Services at Digital Equipment Corporation. Mr. Snyder serves on the Board of Directors of Storability Inc. and Equel Corporation. Mr. Snyder is a graduate of the United States Air Force's combined Electrical Engineering and Computer Technologies program. He received an ASEE from USAF/Allegheny College and is a graduate of Northeastern University's Executive Management Development Program.

   Kevin Kennedy has served as Chief Operating Officer since August 2001. Prior to joining the Company, Mr. Kennedy spent seven years at Cisco Systems and 17 years at Bell Laboratories where he was responsible for establishing vision, shaping strategy, and driving the execution and timely delivery of innovative, value-added solutions. In 1987, Mr. Kennedy was a congressional fellow to the US House of Representatives Committee on Science, Space and Technology, assisting Congress in understanding technology policy and U.S. high-technology competitiveness. Mr. Kennedy currently serves as a Telecom Fund Technical Advisor to Pictet & Cie, a technical advisor to Cisco Systems, and sits on the Quantum Board of Directors. Mr. Kennedy holds a B.S. Degree in Mechanical Engineering from Lehigh University in Pennsylvania, a M.S. and Ph.D. from Rutgers University in New Jersey. He has taught at Rutgers and published more than 30 technical articles on computational methods and issues of technology management.

Compensation of Executive Officers

                          Summary Compensation Table

   The following table indicates information concerning compensation of our Chief Executive Officer and our four most highly compensated executive officers other than the Chief Executive Officer whose salary and bonus exceeded $100,000 for the fiscal years ended June 30, 1999, 2000 and 2001.

                                                                          Long-Term Compensation
                                                                      -------------------------
                                                      Annual
                                                   Compensation                   Awards
                                             -------------------      -------------------------
                                                                       Restricted     Securities
                                      Fiscal                             Stock        Underlying        All Other
                                       Year  Salary ($) Bonus ($)     Award(s) ($)    Options (#)    Compensation ($)
     Name and Principal Position      ------ ---------- ---------     ------------    -----------    ----------------
Donald Listwin/(1)/..................  2001   202,724         --       5,408,000/(2)/        --              135/(3)/
 Chairman, President                   2000        --         --              --             --               --
 and Chief Executive Officer           1999        --         --              --             --               --

John MacFarlane......................  2001   176,667         --              --             --              182/(3)/
 Chief Technology Officer              2000        --         --              --             --             --//
                                       1999        --         --              --             --               --

Michael Mulica.......................  2001   230,000    758,320              --        420,000              150/(3)/
 Senior Vice President,                2000   146,667    771,560/(4)/         --        936,667/(5)/         576/(3)/
 Office of Customer Operations, Sales  1999        --         --              --             --               --

Alan Black...........................  2001   215,000     15,159                        250,000              180/(3)/
 Chief Financial Officer and           2000   170,500         --              --             --              576/(3)/
 Senior Vice President, Corporate      1999   155,000         --              --        100,000              917/(3)/
   Affairs

Allen Snyder/(6)/....................  2001   115,051    150,000              --        300,000              150/(3)/
 Senior Vice President,                2000        --         --              --             --               --
  Office of Customer Operations,       1999        --         --              --             --               --
  Customer Advocacy

Alain Rossmann/(7)/..................  2001   319,345     21,837              --             --              203/(3)/
                                       2000   275,000         --              --             --              576/(3)/
                                       1999   200,000         --              --             --            1,092/(3)/

--------
(1) Employment commenced in September 2000.
(2) Consists of a grant of 200,000 shares of common stock with a fair market value of $27.04 per share. Mr. Listwin cancelled options to purchase 6,000,000 shares of the Company's common stock in April 2001. In consideration of the cancellation, the Company agreed to grant Mr. Listwin, on a date on or between six months and one day to seven months after the cancellation date, an option to purchase 5,800,000 shares of common stock at fair market value on the date of grant. The replacement option shall have the same vesting schedule as the cancelled options. Because no replacement option grant was made during the Company's fiscal year ended June 30, 2001, the information required by Item 402(i)((1) of Regulation S-K is not applicable.

(3) Consists of life insurance premiums paid by the Company.
(4) Consists of sales commissions.
(5) Includes option grant for 50,000 shares of common stock with an exercise price of $55.16, which was one-half of the fair market value on the grant date.
(6) Employment commenced in January 2001.
(7) Mr. Rossmann resigned as Chief Executive Officer of the Company in September 2000, and his position as a director and Chairman of the Board of the Company in June 2001.

                       Option Grants In Last Fiscal Year

   The following table provides information concerning grants of options to purchase our common stock made during the fiscal year ended June 30, 2001 to the named executive officers.

   The potential realizable values are based on an assumption that the price of our common stock will appreciate at the compounded annual rate shown from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth of the shares of our common stock.

                                                                                   Potential Realizable Value at
                         Number of      Percent of                                    Assumed Annual Rates of
                        Securities     Total Options                               Stock Price Appreciation for
                        Underlying      Granted to                                          Option Term
                          Option       Employees in      Exercise Price Expiration -----------------------------
    Name                Granted (#) Fiscal Year (%)/(1)/   ($/Share)       Date          5%            10%
    ----                ----------- -------------------  -------------- ----------   ----------     ----------
Donald Listwin/(2)/....        --            --                --          --              --             --
John MacFarlane........        --            --                --          --              --             --
Alan Black.............   250,000           1.4           35.00-97.13   7/10-1/11  11,765,242     29,815,435
Michael Mulica.........   420,000           2.3            1.00-84.69   7/10-1/11  11,527,742     26,645,702
Allen Snyder...........   300,000           1.7              27.56       1/8/11     5,200,172     13,178,257
Alain Rossmann.........        --            --                --          --              --             --

--------
(1) Shares underlying options granted totaled approximately 23.9 million shares of which 6 million options were granted to and subsequently cancelled by Mr. Listwin and not included in percentage calculation.
(2) Please see footnote 2 to Summary Compensation Table.

Aggregated Option Exercises In Last Fiscal year and Fiscal Year-End Option
                                    Values

   The following table describes for the named executive officers the exercisable and unexercisable options held by them as of June 30, 2001.

                                                Number of Securities
                                               Underlying Unexercised   Value of Unexercised In-The-
                                               Options Held At Fiscal     Money Options at Fiscal
                       Shares                       Year-End (#)                Year-End ($)
                    Acquired on     Value     ------------------------- ----------------------------
    Name            Exercise (#) Realized ($) Exercisable Unexercisable Exercisable    Unexercisable
    ----            ------------ ------------ ----------- ------------- -----------    -------------
Donald Listwin.....        --             --         --           --            --              --
John MacFarlane....   318,072     26,940,734    497,245      553,609    16,125,655      17,953,539
Alan Black.........        --             --     36,562      313,438       466,162       2,641,587
Michael Mulica.....    20,000      1,532,500    341,176      995,491            --              --
Allen Snyder.......        --             --         --      300,000            --       2,141,250
Alain Rossmann.....        --             --         --           --            --              --

   The "Value of Unexercised In-the-Money Options at Fiscal Year End" is based on a value of $34.70 per share, the fair market value of our common stock as of June 30, 2001, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option. All options were granted under the 1995 plan (formerly the Software.com, Inc. 1995 Stock Plan) and the 1996 plan (formerly the Phone.com, Inc. 1996 Stock Plan).

Employment Agreements and Change of Control Agreements with Executive Officers.

   Except as described below, we have not entered into employment agreements with our named executive officers, and their employment may be terminated at any time at the discretion of our Board of Directors.

   Pursuant to an employment agreement entered into between the Company and Donald Listwin, Mr. Listwin earns an annual base salary of $250,000. Mr. Listwin is also eligible for annual incentive compensation equal to at least 50% of his annual base salary with an opportunity to earn up to two times the target amount if he attains objectives established by the Compensation Committee.

   If Mr. Listwin's employment is terminated for any reason other than for cause, death, or disability or as a result of an "involuntary termination," he will be entitled to severance pay consisting of his annual base salary and target bonus amount, 50% of his then unvested stock options and restricted stock will become completely vested and exercisable, and the Company will provide health insurance and life insurance benefits for one year following the termination unless another employer provides Mr. Listwin with comparable coverage. If Mr. Listwin is terminated for any reason other than for cause, death, or disability or as a result of an "involuntary termination" within 18 months following a "change in control" transaction, he will be entitled to receive the severance pay and benefits described above, except that 100%, rather than 50%, of his then unvested stock options and restricted stock will become completely vested and exercisable. For purposes of Mr. Listwin's employment agreement, "involuntary termination" includes a greater than 10% reduction in Mr. Listwin's base salary, target amount and benefits, unless all executive officers receive similar reductions, a material change in Mr. Listwin's status or his responsibilities, the Company's failure to retain Mr. Listwin as its CEO, the Company's failure to nominate Mr. Listwin for re-election as a member of the Company's board of directors, or a job relocation that increases Mr. Listwin's commute by more than thirty miles.

   The Company has entered into an employment agreement with Kevin Kennedy dated August 28, 2001, pursuant to which the Company agreed to pay Mr. Kennedy a severance payment if he is terminated other than for cause. The severance payment is equal to 12 months of target pay if terminated within the first 24 months of employment and 6 months of target pay and benefits, if terminated thereafter, excluding continuous vesting of options. Pursuant to the amendment, Mr. Kennedy earns a base salary of $375,000 per year and is eligible for an aggregate performance bonus of $985,000 in the fiscal year ended June 30, 2002, the payment of which is contingent upon achieving objectives established by the Compensation Committee and an aggregate performance bonus of $824,000 including a gross-up for tax purposes in the fiscal year ended June 30, 2003 and a performance bonus of $200,000 including a gross-up for tax purposes in the fiscal year ended June 30, 2004.

   The Company has entered into an employment agreement with Michael Mulica dated October 4, 1999, and subsequently amended on July 24, 2000, March 16, 2001 and July 26, 2001, pursuant to which the Company is committed to provide to Mr. Mulica his salary and benefit package through June 30, 2002, if Mr. Mulica is terminated for any reason other than for "cause". The term "cause" as defined in this agreement is (i) gross negligence or willful misconduct in the performance of his duties to the Company; (ii) repeated unexplained or unjustified absence from the Company; (iii) a material and willful violation of any federal or state law; (iv) commission of any act of fraud with respect to the Company; or (v) conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined by the Board of Directors of the Company. Pursuant to the July 26, 2001, amendment, Mr. Mulica earns a base salary of $300,000 per year and is eligible for a target bonus of between 75% to 100% of the base, the payment of which is contingent upon meeting certain revenue goals established by the Compensation

Committee. The Company made a $400,000 unsecured loan to Mr. Mulica, in August 2001. The loan is evidenced by a promissory note and payable over four years in four equal annual installments. Interest under the note accrues at 4.99% but accrued interest is forgiven on an annual basis contingent upon Mr. Mulica's continued employment.

   The Company has entered into an employment agreement with Allen Snyder dated December 19, 2000, amended as of July 26, 2001, pursuant to which the Company agreed to pay Mr. Snyder a severance payment if he is terminated other than for cause. The severance payment is equal to 12 months of target pay if terminated within the first 24 months of employment and 6 months of target pay and benefits thereafter, excluding continued vesting of options. Pursuant to the amendment, Mr. Snyder earns a base salary of $275,000 per year and is eligible for a target bonus of 75% of his base, the payment of which is contingent upon achieving objectives established by the Compensation Committee.

   The Company made a $300,000 unsecured loan to Mr. Black, in August 2001, which loan is evidenced by a promissory note and payable over four years in four equal annual installments. Interest under the note accrues at 4.99% but accrued interest is forgiven on an annual basis contingent upon Mr. Black's continued employment.

   The Company has entered into "change of control" agreements with the following employees who were executive officers as of June 30, 2001: Alan Black, Donald Listwin, Michael Mulica, and Allen Snyder. Mr. Listwin's change of control agreement is part of his employment agreement and these terms are described above. Mr. Black, Mr. Mulica, and Mr. Snyder's change of control agreements provide that if the officer's employment is terminated as a result of an "involuntary termination" other than for cause within 18 months following a change of control transaction, the vesting of any then unvested stock option or restricted stock held by the employee shall be automatically accelerated so that the option or restricted stock becomes completely vested and exerciseable. For purposes of these agreements, "involuntary termination" includes a significant reduction in facilities or perquisites, a reduction in base salary, a material reduction in employee benefits, a relocation of the employee that is more than 30 miles from the employee's then-present location, the failure of successors to the Company to assume the change of control agreement, the purported termination of the employee other than for disability or cause, or any act or circumstances that would constitute a constructive termination under California case law or statute. In addition, the Company has entered into a "change of control" agreement with Kevin Kennedy as of August 28, 2001. Mr. Kennedy's change of control agreement is part of his employment agreement and these terms are described above.

Limitation of Liability and Indemnification

   Our certificate of incorporation includes provisions that eliminate the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except for liability:

    . for any breach of the director's duty of loyalty to us or our stockholders;

    . for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law;

    .  under Section 174 of the Delaware General Corporation Law; or

    . for any transaction from which the director derives an improper personal benefit.

   Our certificate of incorporation and bylaws further provide for the indemnification of our directors and officers to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, including circumstances in which indemnification is otherwise discretionary. Indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company under the foregoing provisions, or otherwise. The Company has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

   We have entered into agreements to indemnify our directors and executive officers in addition to the indemnification provided for in our charter and bylaws. These agreements, among other things, provide for indemnification of our directors and executive officers for expenses, judgments, fines and settlement amounts incurred by any of these people in any action or proceeding arising out of his or her services as a directors or executive officer or at our request. We believe that these provisions and agreements are necessary to attract and retain qualified people as directors and executive officers.

                  TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

   Since July 1, 2000, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or an immediate family member of any of the foregoing, had or will have a direct or indirect interest other than:

    .  compensation arrangements, which are described above; and

    .  the transactions described below.

   We have entered into indemnification agreements with our officers and directors containing provisions requiring us to, among other things, indemnify our officers and directors against liabilities that may arise by reason of our status or service as officers or directors (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

                     REPORT OF THE COMPENSATION COMMITTEE
                         OF THE BOARD OF DIRECTORS ON
                            EXECUTIVE COMPENSATION

   The Company's executive compensation program presently is administered by the two-member Compensation Committee of the Board of Directors (the "Committee") set forth below. These Committee members are not employees of the Company.

  Section 162 Policy:

   Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to "performance-based" compensation. As summarized below under the heading "Chief Executive Officer Compensation", the Compensation Committee of the Board granted Mr. Listwin 200,000 restricted shares of the Company's common stock on April 12, 2001, that will not qualify as "performance based compensation" under Section 162(m). As a result, Section 162(m) will limit the amount of compensation that the Company will be able to deduct in connection with Mr. Listwin's grant of 200,000 shares of restricted stock. The Company does not expect that any other amount of compensation paid to its executive officers in fiscal year 2001 will fail to be deductible on account of Section 162(m).

  Compensation Philosophy:

   The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. The Company's executive compensation package consists of three components: base salary and related benefits; quarterly cash bonus incentives; and equity-based compensation incentives.

   The first component of the Company's executive compensation package is base salary and related benefits. Each executive officer receives a base salary and benefits based on competitive compensation information and his responsibilities and performance. The second component of the Company's executive compensation package is a quarterly management-by-objectives bonus. Each year, the Company establishes bonus compensation formulas for each such officer based on certain individual performance criteria. This arrangement provides each executive officer with the opportunity to earn a cash bonus according to the extent to which he meets his particular individual performance criteria. The third component of the Company's executive compensation package is stock options, which the Company believes are important as an incentive tool designed to more closely align the interests of the executive officers of the Company with the long-term interests of the Company's stockholders and to encourage its executive officers to remain with the Company. Generally, the Company grants stock options at fair market exercise prices, as determined at the time of grant.

   The Company's Stock Option Plans have been established to provide all employees of the Company with an opportunity to share, along with the stockholders of the Company, in the long-term performance of the Company. Grants are made to certain employees upon commencement of employment and, occasionally, following a significant change in job responsibilities, scope or title. Periodic grants of stock options are generally made annually to eligible employees. Stock options granted under the Plans generally have a four-year vesting schedule and generally expire ten years from the date of grant. In addition, a portion of the options granted to the Company's executive officers are performance-based options. The Compensation Committee periodically considers the grant of stock-based compensation to all executive officers. Such grants are made on the basis of a quantitative and qualitative analysis of individual performance, the Company's financial performance, and the executive's existing options.

Chief Executive Officer Compensation

   Donald Listwin's 2001 bonus and salary were set by the Committee with due regard to his industry experience, competitive salary information and current market conditions. The amount of Mr. Listwin's total compensation was based on the Company's 2001 results and his individual performance with respect to meeting previously established performance objectives measured both quarterly and annually.

   Mr. Listwin cancelled his option to purchase 6,000,000 shares of the Company's common stock. In exchange for the cancelled options, the Compensation Committee of the Board granted Mr. Listwin a right to a future grant of an option to purchase 5,800,000 shares of the Company's common stock (the "Future Grant"), provided that he continues as an employee of the Company through and including the grant date of the Future Grant.

   The Future Grant will be made on a date that falls between six and seven months from the April 12 cancellation date and will have an exercise price set at the then fair market value of the common stock. The new options will have the same vesting schedule and vesting commencement date as the cancelled options. The Company expects that there will be no accounting charges to the Company as a result of the Future Grant to Mr. Listwin.

   On April 12, 2001, the Compensation Committee of the Board granted Mr. Listwin 200,000 restricted shares of the Company's common stock. 29,166 of the restricted shares vested on May 12, 2001, and the remaining 170,834 shares in equal monthly installments through October 12, 2004. On the date of grant the Company recorded stock-based compensation expense of approximately $800,000 and deferred compensation related to the restricted stock grants of $4.6 million.

                                          Compensation Committee
                                          Roger Evans and Andrew Verhalen

                                 REPORT OF THE
                            AUDIT COMMITTEE REPORT
                           OF THE BOARD OF DIRECTORS

   The Audit Committee is comprised of three outside directors, all of whom are independent under Rule 4200(a)(15) of the National Association of Securities Dealers' ("NASD") listing standards. In fiscal 2001, the Board of Directors approved and adopted a written charter, which sets forth the Audit Committee's duties and responsibilities and reflects new SEC regulations and NASD rules. A copy of the charter is attached as Appendix A to this Proxy Statement.

   The Audit Committee has reviewed and discussed the Company's audited financial statements for the fiscal year ended 2001 with management and with the Company's independent auditors, KPMG LLP. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS No. 89 and SAS No. 90, relating to the conduct of the audit. The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with KPMG LLP their independence. The Audit Committee has considered the compatibility of the provision of non-audit services with maintaining the auditor's independence.

   Based on the Audit Committee's review of the audited financial statements and the review and discussions described in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended 2001 be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001 for filing with the SEC.

                                          Audit Committee
                                          Roger Evans
                                          Bernard Puckett
                                          Andrew Verhalen

                      PERFORMANCE MEASUREMENT COMPARISON

   The following graph compares the cumulative total stockholder return data for the Company's (formerly Phone.com) common stock since June 11, 1999, the date of its initial public offering of common stock, to the cumulative return over such period of (i) The Nasdaq Stock Market (U.S.) Index and (ii) S&P Communications Services Index. The graph assumes that $100 was invested on June 11, 1999, the date on which the Company completed the initial public offering of its common stock, in the common stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the common stock of the Company at the closing price of $20.06 per share (on which date the initial public offering price was $8 per share) and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT

                        [PERFORMANCE GRAPH APPEARS HERE]
--------
* Assumes $100 invested on June 11, 1999 in stock or index, including reinvestment of dividends through the fiscal year ended June 30, 2001.

                                                            6/11/99 6/30/99 6/30/00 6/30/01
                                                            ------- ------- ------- -------
Openwave Systems Inc....................................... $100.00 $139.58 $324.65 $172.98
The Nasdaq Stock Market (U.S.) Index....................... $100.00 $108.40 $160.06 $ 87.22
S&P Communications Services Index.......................... $100.00 $104.19 $ 62.16 $ 88.24

                                 OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Steve Peters

                                          Steve Peters
                                          Secretary

November 1, 2001

   A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended June 30, 2001 has been included within the package of materials sent to you as well as a copy of the Company's 2001 Annual Report to Stockholders.

                                   Exhibit A

                        CHARTER OF THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS

Purpose Of The Committee

   The Committee's purpose is to provide assistance to the Board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Corporation and its subsidiaries.

Composition Of The Committee

   The Committee shall be comprised of three or more directors as determined from time to time by resolution of the Board. The Board shall designate the Chairman of the Committee, provided that if the Board does not so designate a Chairman, the members of the Committee, by majority vote, may designate a Chairman. Each member of the Committee shall be qualified to serve on the Committee pursuant to the requirements of the Nasdaq.

Meetings of the Committee

   The Committee shall meet with such frequency and at such intervals, as it shall determine is necessary to carry out its duties and responsibilities. The Committee, in its discretion, may ask members of management or others to attend its meetings (or portions thereof) and to provide pertinent information as necessary. The Committee will meet privately with the corporation's independent auditors, and with management, as it considers necessary. The Committee shall maintain minutes of its meetings and records relating to those meetings, provide copies of such minutes to the Board and otherwise report to the Board of Directors on significant issues.

Duties and Responsibilities of the Committee

   In carrying out its duties and responsibilities, the Committee's policies and procedures should remain flexible, so that it may be in a position to best react or respond to changing circumstances or conditions. While there is no "blueprint" to be followed by the Committee in carrying out its duties and responsibilities, the following should be considered within the authority of the Committee:

    a) Make recommendations to the Board as to the selection of the firm of independent auditors to audit the financial statements of the Corporation and its subsidiaries for each fiscal year;

    b) Review and approve the Corporation's independent auditors' annual engagement letter, including the proposed fees contained therein;

    c) Review the performance of the Corporation's independent auditors and make recommendations to the Board regarding the replacement or termination of the independent auditors when circumstances warrant;

    d) Oversee the independence of the Corporation's independent auditors by, among other things:

      (1) Requiring the independent auditors to deliver to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditors and the Corporation; and

      (2) Actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommending that the Board take appropriate action in to satisfy itself of the auditors' independence;

    e) Instruct the Corporation's independent auditors that they are ultimately accountable to the Committee and the Board, and that the Committee and the Board are responsible for the selection, evaluation and termination of the Corporation's independent auditors;

    f) Review and accept, if appropriate, the annual audit plan of the Corporation's independent auditors, including the scope of audit activities, and monitor such plan's progress and results during the year;

    g) Review prior to the earnings release the results of the year-end audit of the Corporation, including any comments or recommendations of the Corporation's independent auditors prior to the earnings release;

    h) Review with management and the Corporation's independent auditors such accounting policies (and changes therein) of the Corporation, including any financial reporting issues which could have a material impact on the Corporation's financial statements, as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body;

    i) Confirm that the Corporation's interim financial statements included in Quarterly Reports on Form 10-Q have been reviewed by the Corporation's independent auditors. Discuss the results of the quarterly review with the Corporation's independent auditors prior to the earnings release;

    j) Review the adequacy and effectiveness of the Corporation's accounting and internal control policies and procedures through inquiry and discussions with the Corporation's independent auditors and management of the Corporation;

    k) Review with management the Corporation's administrative, operational and accounting internal controls, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct;

    l) Receive periodic reports from the Corporation's independent auditors and management of the Corporation to assess the impact on the Corporation of significant accounting or financial reporting developments that may have a bearing on the Corporation;

    m) Establish and maintain free and open means of communication between and among the Board, the Committee, the Corporation's independent auditors, the Corporation's internal auditing department and management, including providing such parties with appropriate opportunities to meet privately with the Committee;

    n) Review and reassess annually the adequacy of the Committee's charter;

    o) Meet annually with the general counsel, and outside counsel when appropriate, to review legal and regulatory matters, including any matters that may have a material impact on the financial statements of the Corporation;

    p) Prepare the report required by the rules of the SEC to be included in the Corporation's annual proxy statement;

    q) Review the Corporation's policies relating to the avoidance of conflicts of interest and review past or proposed transactions between the Corporation and members of management as well as policies and procedures with respect to officers' expense accounts and perquisites, including the use of corporate assets. The Committee shall consider the results of any review of these policies and procedures by the Corporation's independent auditors;

    r) Review the Corporation's program to monitor compliance with the Corporation's Code of Conduct, and meet periodically with the Corporation's Compliance Officer to discuss compliance with the Code of Conduct;

    s) Obtain from the Corporation's independent auditors any information pursuant to Section 10A of the Securities Exchange Act of 1934;

    t) Secure independent expert advice, including retaining independent counsel, accountants, consultants or others, to assist the Committee in fulfilling its duties and responsibilities;

    u) Evaluate the need for the Corporation to establish an internal audit function;

    v) Perform a self assessment annually of audit committee performance;

    w) Review succession planning for key financial and accounting personnel;

    x) Report regularly to the Board on its activities, as appropriate; and

    z) Perform such additional activities, and consider such other matters, within the scope of its responsibilities, as the Committee or the Board deems necessary or appropriate.

                                     * * *

   While the Committee has the duties and responsibilities set forth in this charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Similarly, it is not the responsibility of the Committee to resolve disagreements, if any, between management and the independent auditors or to ensure that the Corporation complies with all laws and regulations and its Code of Conduct.

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                             OPENWAVE SYSTEMS INC.
                          c/o U.S.Stock Transfer Corp.
                                 P.O.Box 27032
                         Glendale,California 91225-9924

VOTING INSTRUCTIONS
-------------------

VOTE BY INTERNET - www.proxyvoting.com/ows
                   -----------------------

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your Control Number, which is located near your name and address on the proxy card, to obtain your records and to create an electronic voting instruction form.

VOTE BY TELEPHONE -- 1-888-426-7035

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your Control Number, which is located near your name and address on the proxy card, then follow the instructions provided to you.

VOTE BY MAIL

Mark,sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Openwave Systems Inc., c/o U.S. Stock Transfer Corp., P.O.Box 27032, Glendale, California 91225-9924.

   DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET.

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

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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                             OPENWAVE SYSTEMS INC.
                FOR THE 2001 ANNUAL MEETING OF THE STOCKHOLDERS
                               NOVEMBER 30, 2001

The undersigned stockholder of Openwave Systems Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 1, 2001 and the 2001 Annual Report to Stockholders and hereby appoints Donald Listwin, Alan Black and Steve Peters, and each of them, proxies, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2001 Annual Meeting of Stockholders of the Company to be held on November 30, 2001 at 8:30 a.m., local time, at the Company's principal executive office located at 1400 Seaport Boulevard, Redwood City, California 94063 U.S.A., and at any adjournment thereof, and to vote all shares of common stock that the undersigned would be entitled to vote if then and there personally present on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINATED DIRECTORS, FOR RATIFICATION OF
              ---                                          ---
SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS, FOR THE AMENDMENT
                                                             ---
OF THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

1. ELECTION OF CLASS II DIRECTORS:
NOMINEES:Roger Evans 01, Bernard Puckett 02

[_] FOR ALL NOMINEES

[_] WITHHELD FROM ALL NOMINEES

    -----------------------------------------------------------------------
     (INSTRUCTION): TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED ABOVE.

                           CONTINUED ON REVERSE SIDE

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2. RATIFY SELECTION OF KPMG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR ITS
   FISCAL YEAR ENDING JUNE 30, 2002.

     [_] FOR     [_] AGAINST     [_] ABSTAIN


3. APPROVAL OF AMENDMENT TO THE COMPANY'S 1999 EMPLOYEE STOCK PURCHASE PLAN.

     [_] FOR     [_] AGAINST     [_] ABSTAIN


[_] MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

[_] MARK HERE IF YOU PLAN TO ATTEND THE MEETING



This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Person signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

                                              Dated:_______________________,2001


                                              __________________________________
                                                          Signature

                                              __________________________________
                                                          Signature

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